              Exhibit 99.1
FOR IMMEDIATE RELEASE

Rimini Street, Inc. Announces Proposed Public Offering of Common Stock

LAS VEGAS, August 13, 2020 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third party support provider for Oracle and SAP software products and a Salesforce partner, today announced that it is offering shares of its common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. In connection with the offering, Rimini Street intends to grant the underwriters of the offering an option for 30 days to purchase up to an additional 15% of the number of shares of its common stock sold in the offering. All of the shares in the offering are being offered by Rimini Street.

Roth Capital Partners is acting as the sole book-running manager for the offering.

Rimini Street intends to use the net proceeds for working capital and other general corporate purposes.

This offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-228322) filed with the Securities and Exchange Commission (SEC) and declared effective on November 21, 2018. The offering of the shares of common stock will be made by means of a prospectus, including a prospectus supplement, forming a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC, and will be available on the SEC’s website at http://www.sec.gov or when available, may be obtained from Roth Capital Partners, 888 San Clemente, Suite 400, Newport Beach, CA 92660, or (800) 678-9147.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. Over 2,100 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries rely on Rimini Street as their trusted application enterprise software products and services provider. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. All statements pertaining to Rimini Street’s expectations regarding the intention to conduct an offering, the sale of securities, ability to complete the offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares and expected use of proceeds described in this press release constitute forward-looking statements. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are

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these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, uncertainties associated with market conditions and the completion of the public offering on the anticipated terms or at all, the duration of and economic, operational and financial impacts on Rimini Street’s business of the COVID-19 pandemic, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt Rimini Street’s business or that of its current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; Rimini Street’s need and ability to raise additional equity or debt financing on favorable terms and Rimini Street’s ability to generate cash flows from operations to help fund increased investment in Rimini Street’s growth initiatives; the sufficiency of Rimini Street’s cash and cash equivalents to meet its liquidity requirements; the terms and impact of Rimini Street’s outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; customer adoption of Rimini Street’s recently introduced products and services, including its Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services Rimini Street expects to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those risks discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on August 5, 2020 and the preliminary prospectus supplement related to the public offering and as updated from time to time by other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com

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© 2020 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.